UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2016, the Board of Directors (the “Board”) of The KEYW Holding Corporation (the “Company”) announced that John Hannon resigned from the Board and elected Shephard Hill to the Board effective November 9, 2016. Mr. Hill will also be a member of the Audit Committee and Compensation Committee of the Board.

A copy of the Company’s press release announcing Mr. Hannon’s resignation and Mr. Hill’s election is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 9, 2016, announcing the resignation of John Hannon and the election of Shephard Hill to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: November 23, 2016	Philip Luci, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 9, 2016, announcing the resignation of John Hannon and the election of Shephard Hill to the Board of Directors of the Company.